UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2023

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bonus Plans

On June 22, 2023, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank (the “Bank”), adopted an executive officer bonus plan for 2023 (the “Executive Officer Plan”).

The Executive Officer Plan provides for cash bonuses for: Robert B. Kaminski, Jr., the President and Chief Executive Officer of Mercantile and the Chief Executive Officer of the Bank; Raymond E. Reitsma, the President of the Bank and Executive Vice President of Mercantile; Charles E. Christmas, the Executive Vice President, Chief Financial Officer, and Treasurer of Mercantile, and the Executive Vice President and Chief Financial Officer of the Bank; Brett E. Hoover, the Senior Vice President and Human Resource Director of the Bank and Mercantile; and Robert T. Worthington, the Senior Vice President, Chief Risk Officer, Secretary and General Counsel of Mercantile and the Bank.

The maximum amount that can be allocated to the bonus pool is $884,496 under the Executive Officer Plan, provided, however, that the maximum amount will be appropriately adjusted if (a) a newly hired employee becomes eligible to participate in the plan, (b) a participant's base salary is adjusted during the year, or (c) a participant becomes ineligible before December 31, 2023.

Payment from the bonus pool under the plan, if any, is based on the achievement of targets under the following metrics for 2023:

25.0%	Earnings per share
12.5%	Return on assets
12.5%	Return on equity
12.5%	Net interest margin
12.5%	Efficiency ratio
12.5%	Non-performing assets
12.5%	Wholesale funds

The specific targets for each metric will be established by the Compensation Committee of Mercantile's Board of Directors.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward payment from the bonus pool under the plan. The accumulated percentage for each individual target attained will be applied to the bonus pool amount to determine the total amount of the bonus pool to be awarded (the "Award Amount"). For example, if the first four factors are attained and the next three factors are not attained, and if the maximum amount is allocated to the bonus pool under the Executive Officer Plan, the Award Amount would be $884,496 x 62.5% = $552,810.

The Award Amount will be paid to each participant pro rata based on a uniform percentage of the participant's 2023 salary (not to exceed: 55% of the 2023 salary of the Chief Executive Officer; 50% of the 2023 salary of the President of the Bank; 40% of the 2023 salary of the Chief Financial Officer; 30% of the 2023 salary of the Human Resources Director; and 20% of the 2023 salary of the Chief Risk Officer). Any bonus awards that are earned under the plan will be paid to the executive officers on or before March 15, 2024.

Payments under the plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of Mercantile's Board of Directors.

A copy of the Executive Officer Plan is attached as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

10.1	2023 Mercantile Executive Officer Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles Christmas
Charles Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: June 22, 2023

Exhibit Index

Exhibit Number                    Description

10.1	2023 Mercantile Executive Officer Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)